EX. 99.28(g)(2)(xiii)

Amendment to Master Global Custody Agreement

This Amendment to the Master Global Custody Agreement between the Customer and JPMorgan Chase Bank, N.A. dated June 16, 2011, as amended (the “Agreement”), is by and among JPMorgan Chase Bank, N.A. (the “Custodian”) and the undersigneds, as listed on Schedule A.

Whereas, the Customer hereby requests an amendment to the Agreement, to reflect the following:

Removal of the following as parties to the Agreement, effective April 29, 2019:

JNL/BlackRock Global Allocation Fund Ltd.;

JNL/AQR Managed Futures Strategy Fund Ltd.; and

JNL/VanEck International Gold Fund Ltd.

Now, Therefore, the parties hereto agree to amend the Agreement as follows:

1.       Amendment.

Schedule A to the Agreement is hereby deleted and replaced, in its entirety, with Schedule A dated April 29, 2019, attached hereto.

2.       Integration/Effect of Amendment. This Amendment and any instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties and supersede all prior oral and written communications with respect to the subject matter hereof and thereof. Except as expressly provided herein, no other changes or modifications to the Agreement are intended or implied, and in all other respects, the Agreement shall remain in full force and effect in accordance with its terms.

3.       Authority. The parties hereby each represent and warrant to the other that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment, on its behalf, has the requisite authority to bind the respective party to this Amendment.

In conjunction with the securities custody services of JPMorgan Chase Bank, N.A., and by its signature below, agrees to the terms and conditions of the Agreement as a Customer (as such term is defined therein), and that certain International Proxy Voting Addendum, dated June 16, 2011, by and among JPMorgan Chase Bank, N.A. and certain affiliated companies of the undersigned. By their signature below, each party hereby agrees to replace Schedule A of the Agreement with Schedule A dated April 29, 2019, attached hereto, effective as of April 29, 2019.

JNL/BlackRock Global Allocation Fund Ltd. JNL/AQR Managed Futures Strategy Fund Ltd. JNL/AQR Risk Parity Fund Ltd. JNL/VanEck International Gold Fund Ltd.
By:	/s/ Kristen K. Leeman
Name:	Kristen K. Leeman
Title:	Assistant Secretary

Acknowledged and agreed:

JPMORGAN CHASE BANK, N.A.
By:	/s/ Carl Mehlolau
Name:	Carl Mehlolau
Title:	Vice President

Amendment to Master Global Custody Agreement

Schedule A

Dated April 29, 2019

List of Accounts

JNL/AQR Risk Parity Fund Ltd.

Amendment to Master Global Custody Agreement
A-1